SENSATA TECHNOLOGIES REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS

Swindon, United Kingdom – November 4, 2024 - Sensata Technologies (NYSE: ST), a global industrial technology company and leading provider of sensors, sensor-rich solutions and electrical protection devices used in mission-critical systems to help its customers address increasingly complex engineering and operating performance requirements, today announced financial results for its third quarter ended September 30, 2024.

“Our third quarter core operating results demonstrate early positive returns from our strategic efforts to improve operational efficiency, drive execution, and expand margins," said Martha Sullivan, Interim President and CEO of Sensata. “We are confident that our continued efforts to streamline processes and improve manufacturing productivity will position us to deliver on our commitment to further increase adjusted operating margins in the fourth quarter."
Operating Results - Third Quarter
Operating results for the third quarter of 2024 compared to the third quarter of 2023 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $982.8 million, a decrease of $18.5 million, or 1.8%, compared to $1,001.3 million in the third quarter of 2023.
Operating loss / income:
•Operating loss of $199.2 million, or 20.3% of revenue, decreased by $315.5 million, or 271.4%, compared to operating income of $116.3 million, or 11.6% of revenue, in the third quarter of 2023.
•The third quarter 2024 operating loss reflects certain charges, including: approximately $150 million in goodwill impairment related to the Dynapower business; approximately $141 million reflected in restructuring and other in connection with the loss on the sale of the Insights business and additional product lifecycle management related exits; and approximately $27 million in expenses related to product lifecycle-management related exits reflected in cost of revenue.
•Adjusted operating income was $188.4 million, or 19.2% of revenue, a decrease of $3.2 million, or 1.7%, compared to adjusted operating income of $191.6 million, or 19.1% of revenue, in the third quarter of 2023.
Loss / earnings per share:
•Loss per share was $0.17, a decrease of $0.58, or 141.5%, compared to earnings per share of $0.41 in the third quarter of 2023. The loss per share includes the release of a tax valuation allowance related to certain intellectual property assets resulting in a $258 million tax benefit.
•Adjusted earnings per share was $0.86, a decrease of $0.05, or 5.5%, compared to adjusted earnings per share of $0.91 in the third quarter of 2023.
Sensata generated free cash flow of $91.3 million in the third quarter of 2024, and ended the quarter with $506.2 million of cash on hand.
In July 2024, Sensata redeemed $700 million of bonds that were scheduled to mature in October 2025. The redemption was funded by proceeds from the $500 million senior notes issuance in June 2024 and approximately $200 million of cash on hand.
During the third quarter of 2024, Sensata returned approximately $55.4 million to shareholders, including $37.2 million of share repurchases and $18.1 million in quarterly dividends of $0.12 per share paid on August 28, 2024.
Operating Results - Nine Months
Operating results for the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $3,025.1 million, a decrease of $36.5 million, or 1.2%, compared to $3,061.6 million in the nine months ended September 30, 2023.
Operating income:
•Operating income was $75.5 million, or 2.5% of revenue, a decrease of $307.6 million, or 80.3%, compared to operating income of $383.1 million, or 12.5% of revenue, in the nine months ended September 30, 2023.
•Operating income for the nine month period includes the third quarter 2024 charges noted above, which were: approximately $150 million in goodwill impairment related to the Dynapower business; approximately $141 million reflected in restructuring and other in connection with the loss on the sale of the Insights business and additional product lifecycle management related exits; and approximately $27 million in expenses related to product lifecycle-management related exits reflected in cost of revenue.
•Adjusted operating income was $573.6 million, or 19.0% of revenue, a decrease of $16.7 million, or 2.8%, compared to adjusted operating income of $590.3 million, or 19.3% of revenue, in the nine months ended September 30, 2023.
Earnings per share:
•Earnings per share was $0.81, a decrease of $0.49, or 37.7%, compared to earnings per share of $1.30 in the nine months ended September 30, 2023. Earnings per share in the 2024 period includes the release of a tax valuation allowance related to certain intellectual property assets resulting in a $258 million tax benefit.
•Adjusted earnings per share was $2.68, a decrease of $0.12, or 4.3%, compared to adjusted earnings per share of $2.80 in the nine months ended September 30, 2023.

Sensata generated free cash flow of $254.1 million in the nine months ended September 30, 2024.
During the first nine months of 2024, Sensata returned approximately $101.6 million to shareholders including $54.3 million through its quarterly dividend, and $47.3 million of repurchased shares.
Guidance
For the fourth quarter of 2024, Sensata expects revenue of $870 to $900 million and adjusted EPS of $0.71 to $0.76.

Q4-2024 Guidance
$ in millions, except EPS	Q4-24 Guidance	Q3-24	Q/Q Change
Revenue	$870 - $900	$982.8	(11%) - (8%)
Adjusted Operating Income	$167.2 - $175.2	$188.4	(11%) - (7%)
Adj. Operating Margin	19.2% - 19.5%	19.2%	0 bps - 30 bps
Adjusted Net Income	$107 - $115	$130.1	(18%) - (12%)
Adjusted EPS	$0.71 - $0.76	$0.86	(17%) - (12%)
The decrease in revenue from the third quarter of 2024 to the fourth quarter of 2024 is primarily attributable to the following factors:
•Sale of Insights business in the third quarter of 2024 (approximately $50 million)
•Incremental exits of underperforming products (approximately $20 million)
•Reduced production expectations in automotive and heavy vehicle (approximately $30 million)
Conference Call and Webcast
Sensata will conduct a conference call today at 4:30 p.m. Eastern Time to discuss its third quarter 2024 financial results and its outlook for the fourth quarter of 2024. The dial-in numbers for the call are 1-844-784-1726 or 1-412-380-7411. Callers should reference the "Sensata Technologies Q3 2024 Financial Results Conference Call." A live webcast of the conference call will also be available on the investor relations page of Sensata’s website at http://investors.sensata.com. Additionally, a replay of the call will be available until November 11, 2024. To access the replay, dial 1-877-344-7529 or 1-412-317-0088 and enter confirmation code: 1693084.
About Sensata Technologies

Sensata Technologies is a global industrial technology company striving to create a safer, cleaner, more efficient and electrified world. Through its broad portfolio of mission-critical sensors, electrical protection components and sensor-rich solutions, Sensata helps its customers address increasingly complex engineering and operating performance requirements. With more than 19,000 employees and global operations in 15 countries, Sensata serves customers in the automotive, heavy vehicle & off-road, industrial, and aerospace markets. Learn more at www.sensata.com and follow Sensata on LinkedIn, Facebook, X and Instagram.
Non-GAAP Financial Measures
We supplement the reporting of our financial information determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance, and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures is useful for period-over-period comparisons of underlying business trends and our ongoing business performance. We also believe presenting these non-GAAP measures provides additional transparency into how management evaluates the business.
Non-GAAP financial measures should be considered as supplemental in nature and are not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as, or comparable to, similar non-GAAP measures presented by other companies.
The non-GAAP financial measures referenced by Sensata in this release include: adjusted net income, adjusted earnings per share (“EPS”), adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth, market outgrowth, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), net debt, and net leverage ratio. We also refer to changes in certain non-GAAP measures, usually reported either as a percentage or number of basis points, between two periods. Such changes are also considered non-GAAP measures.
Adjusted net income (or loss) is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted EPS is calculated by dividing adjusted net income (or loss) by the number of diluted weighted-average ordinary shares outstanding in the period. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted operating income (or loss) is defined as operating income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted operating margin is calculated by dividing adjusted operating income (or loss) by net revenue. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Free cash flow is defined as net cash provided by/(used in) operating activities less additions to property, plant and equipment and capitalized software. We believe that this measure is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to fund acquisitions, repurchase ordinary shares, or for the accelerated repayment of debt obligations.
Organic revenue growth (or decline) is defined as the reported percentage change in net revenue calculated in accordance with U.S. GAAP, excluding the period-over-period impact of foreign exchange rate differences as well as the net impact of material acquisitions and divestitures for the 12-month period following the respective transaction date(s). We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted EBITDA is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, net, provision for (or benefit from) income taxes, depreciation expense, amortization of intangible assets, and the following non-GAAP adjustments, if applicable: (1) restructuring related and other, (2) financing and other transaction costs, and (3) deferred gain or loss on derivative instruments. We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Gross leverage ratio is defined as gross debt divided by last twelve months (LTM) adjusted EBITDA. We believe that gross leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
Net debt is defined as total debt, finance lease, and other financing obligations less cash and cash equivalents. We believe net debt is a useful measure to management and investors in understanding trends in our overall financial condition.
Net leverage ratio is defined as net debt divided by last twelve months (LTM) adjusted EBITDA. We believe the net leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
In discussing trends in our performance, we may refer to certain non-GAAP financial measures or the percentage change of certain non-GAAP financial measures in one period versus another, calculated on a constant currency basis. Constant currency is determined by stating revenues and expenses at prior period foreign currency exchange rates and excludes the impact of foreign currency exchange rates on all hedges and, as applicable, net monetary assets. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Safe Harbor Statement
This earnings release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as "may," "will," "could," "should," "expect," "anticipate," "believe," "estimate," "predict," "project," "forecast," "continue," "intend," "plan," "potential," "opportunity," "guidance," and similar terms or phrases. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business and market outlook, megatrends, priorities, growth, shareholder value, capital expenditures, cash flows, demand for products and services, share repurchases, and Sensata’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. These statements are subject to risks, uncertainties, and other important factors relating to our operations and business environment, and we can give no assurances that these forward-looking statements will prove to be correct.
A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements, including, but not limited to, risks related to public health crises, instability and changes in the global markets, supplier interruption or non-performance, the acquisition or disposition of businesses, adverse conditions or competition in the industries upon which we are dependent, intellectual property, product liability, warranty, and recall claims, market acceptance of new product introductions and product innovations, labor disruptions or increased labor costs, and changes in existing environmental or safety laws, regulations, and programs.
Investors and others should carefully consider the foregoing factors and other uncertainties, risks, and potential events including, but not limited to, those described in Item 1A: Risk Factors in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A: Risk Factors in our quarterly reports on Form 10-Q or other subsequent filings with the United States Securities and Exchange Commission. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Net revenue	$982,830	$1,001,302	$3,025,074	$3,061,589
Operating costs and expenses:
Cost of revenue	701,463	687,959	2,115,137	2,090,538
Research and development	42,685	45,448	133,324	136,244
Selling, general and administrative	102,453	85,661	283,772	263,123
Amortization of intangible assets	44,732	39,970	122,332	135,307
Goodwill impairment charge	150,100	—	150,100	—
Restructuring and other charges, net	140,624	26,004	144,897	53,262
Total operating costs and expenses	1,182,057	885,042	2,949,562	2,678,474
Operating (loss)/income	(199,227)	116,260	75,512	383,115
Interest expense	(38,942)	(44,306)	(118,200)	(138,856)
Interest income	5,857	7,398	15,397	23,752
Other, net	(12,294)	1,317	(19,741)	(8,215)
Loss/(income) before taxes	(244,606)	80,669	(47,032)	259,796
(Benefit from)/provision for income taxes	(219,572)	17,868	(169,722)	61,467
Net (loss)/income	$(25,034)	$62,801	$122,690	$198,329

Net (loss)/income per share:
Basic	$(0.17)	$0.41	$0.81	$1.30
Diluted	$(0.17)	$0.41	$0.81	$1.30

Weighted-average ordinary shares outstanding:
Basic	150,717	152,046	150,681	152,421
Diluted	150,717	152,379	151,030	152,922

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$506,215	$508,104
Accounts receivable, net of allowances	753,735	744,129
Inventories	673,506	713,485
Prepaid expenses and other current assets	161,853	136,686
Total current assets	2,095,309	2,102,404
Property, plant and equipment, net	893,722	886,010
Goodwill	3,392,704	3,542,770
Other intangible assets, net	515,733	883,671
Deferred income tax assets	295,561	131,527
Other assets	121,301	134,605
Total assets	$7,314,330	$7,680,987

Liabilities and shareholders' equity
Current liabilities:
Current portion of long-term debt and finance lease obligations	$2,076	$2,276
Accounts payable	459,710	482,301
Income taxes payable	23,909	32,139
Accrued expenses and other current liabilities	321,187	307,002
Total current liabilities	806,882	823,718
Deferred income tax liabilities	246,493	359,073
Pension and other post-retirement benefit obligations	32,196	38,178
Finance lease obligations, less current portion	21,702	22,949
Long-term debt, net	3,174,354	3,373,988
Other long-term liabilities	74,935	66,805
Total liabilities	4,356,562	4,684,711
Total shareholders' equity	2,957,768	2,996,276
Total liabilities and shareholders' equity	$7,314,330	$7,680,987

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the nine months ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$122,690	$198,329
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	100,712	96,877
Amortization of debt issuance costs	4,510	5,110
Goodwill impairment charge	150,100	—
Loss/(gain) on sale of business	110,111	(5,877)
Share-based compensation	27,393	24,454
Loss on debt financing	9,235	857
Amortization of intangible assets	122,332	135,307
Deferred income taxes	(235,943)	12,323
Loss on equity investments, net	13,164	678
Unrealized (gain)/loss on derivative instruments and other	(991)	15,712
Changes in operating assets and liabilities, net of effects of acquisitions	(37,247)	(109,573)
Acquisition-related compensation payments	(5,232)	(22,620)
Net cash provided by operating activities	380,834	351,577

Cash flows from investing activities:
Additions to property, plant and equipment and capitalized software	(126,759)	(136,224)
Investment in debt and equity securities	3,681	(390)
Proceeds from the sale of business, net of cash sold	138,312	19,000
Net cash provided by/(used in) investing activities	15,234	(117,614)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	4,605	5,346
Payment of employee restricted stock tax withholdings	(9,746)	(12,067)
Proceeds from borrowings on debt	500,000	—
Payments on debt	(700,855)	(448,640)
Dividends paid	(54,266)	(53,380)
Payments to repurchase ordinary shares	(47,299)	(60,290)
Purchase of noncontrolling interest in joint venture	(79,393)	—
Payments of debt financing costs	(13,379)	(747)
Net cash used in financing activities	(400,333)	(569,778)
Effect of exchange rate changes on cash and cash equivalents	2,376	—
Net change in cash and cash equivalents	(1,889)	(335,815)
Cash and cash equivalents, beginning of year	508,104	1,225,518
Cash and cash equivalents, end of period	$506,215	$889,703

Segment Performance

	For the three months ended September 30,		For the nine months ended September 30,
$ in 000s	2024	2023	2024	2023
Performance Sensing (1)
Revenue	$659,650	$696,847	$2,096,889	$2,058,172
Operating income	$161,902	$177,599	$524,067	$527,072
% of Performance Sensing revenue	24.5%	25.5%	25.0%	25.6%

Sensing Solutions
Revenue	$274,386	$275,139	$800,296	$889,649
Operating income	$80,967	$80,717	$233,285	$258,891
% of Sensing Solutions revenue	29.5%	29.3%	29.1%	29.1%

Other (1)
Revenue	$48,794	$29,316	$127,889	$113,768
Operating income	$12,069	$(965)	$28,054	$4,743
% of Other revenue	24.7%	-3.3%	21.9%	4.2%
(1)    Effective January 1, 2024, we moved Insights from Performance Sensing, creating another operating segment, which is reported in "Other". We recast Performance Sensing to exclude Insights. Prior period amounts in the above table have been recast to reflect this realignment.

Revenue by Business, Geography, and End Market (Unaudited)

(percent of total revenue)	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Performance Sensing (1)	67.1%	69.6%	69.3%	67.2%
Sensing Solutions	27.9%	27.5%	26.5%	29.1%
Other (1)	5.0%	2.9%	4.2%	3.7%
Total	100.0%	100.0%	100.0%	100.0%

(percent of total revenue)	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Americas	46.7%	45.3%	44.5%	45.6%
Europe	26.2%	25.6%	27.1%	26.5%
Asia/Rest of World	27.1%	29.1%	28.4%	27.9%
Total	100.0%	100.0%	100.0%	100.0%

(percent of total revenue)	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Automotive	54.0%	55.8%	55.2%	53.1%
Heavy vehicle and off-road (1)	17.2%	17.6%	18.1%	17.6%
Industrial, Appliance, HVAC(2), & other	18.7%	18.8%	17.8%	21.0%
Aerospace	5.1%	4.9%	4.7%	4.6%
All other (1)	5.0%	2.9%	4.2%	3.7%
Total	100.0%	100.0%	100.0%	100.0%
(1)    Effective January 1, 2024 we moved Insights from the Heavy vehicle and off-road operating segment within Performance Sensing, creating another operating segment, which is reported in "Other". Additionally, we moved the Insights business to the "other" end market. Prior period information in the tables above has been recast to reflect this realignment.
(2)    Heating, ventilation and air conditioning.

GAAP to Non-GAAP Reconciliations
The following unaudited tables provide a reconciliation of the difference between each of the non-GAAP financial measures referenced herein and the most directly comparable U.S. GAAP financial measure. Amounts presented in these tables may not appear to recalculate due to the effect of rounding.
Operating income and margin, income tax, net income, and earnings per share

($ in thousands, except per share amounts)	For the three months ended September 30, 2024
	Operating (Loss)/Income	Operating Margin	Income Taxes	Net (Loss)/Income	Diluted EPS
Reported (GAAP)	$(199,227)	(20.3%)	$(219,572)	$(25,034)	$(0.17)
Non-GAAP adjustments:
Restructuring related and other (1)	210,180	21.4%	(851)	209,329	1.39
Financing and other transaction costs (2)	131,913	13.4%	(512)	139,494	0.92
Step-up depreciation and amortization	43,779	4.5%	—	43,779	0.29
Deferred loss on derivative instruments	1,739	0.2%	(111)	427	0.00
Amortization of debt issuance costs	—	—%	—	1,316	0.01
Deferred taxes and other tax related (3)	—	—%	(239,221)	(239,221)	(1.58)
Total adjustments	387,611	39.4%	(240,695)	155,124	1.03
Adjusted (non-GAAP)	$188,384	19.2%	$21,123	$130,090	$0.86
(1)    Includes a $150.1 million non-cash goodwill impairment charge related to Dynapower recorded in the third quarter of 2024, $32.5 million of charges associated with certain actions to restructure our IT operations and product lifecycle management including product line discontinuations, and $16.0 million of charges related to our entry into an asset purchase agreement to sell the Spear aerospace and defense business in the third quarter of 2024. Refer to the Quarterly Report on Form 10-Q for additional information on these charges.
(2)    Includes $110.1 million loss on sale of Insights in the third quarter of 2024. Refer to the Quarterly Report on Form 10-Q for additional information.
(3)    Includes $257.7 million of deferred tax benefit due to the release of a valuation allowance in connection with a tax strategy in the third quarter of 2024.

($ in thousands, except per share amounts)	For the three months ended September 30, 2023
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$116,260	11.6%	$17,868	$62,801	$0.41
Non-GAAP adjustments:
Restructuring related and other (1)	31,549	3.2%	(1,363)	30,186	0.20
Financing and other transaction costs	5,662	0.6%	—	6,038	0.04
Step-up depreciation and amortization	38,825	3.9%	—	38,825	0.25
Deferred gain on derivative instruments	(663)	(0.1%)	39	(148)	0.00
Amortization of debt issuance costs	—	—%	—	1,688	0.01
Deferred taxes and other tax related	—	—%	(1,122)	(1,122)	(0.01)
Total adjustments	75,373	7.5%	(2,446)	75,467	0.50
Adjusted (non-GAAP)	$191,633	19.1%	$20,314	$138,268	$0.91
(1)    Includes $28.9 million of charges related to the Q3 2023 Plan incurred in the third quarter of 2023, $21.4 million of which was recorded in restructuring and other charges, net. Refer to our 2023 Annual Report on Form 10-K for additional information on the Q3 2023 Plan.

($ in thousands, except per share amounts)	For the nine months ended September 30, 2024
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$75,512	2.5%	$(169,722)	$122,690	$0.81
Non-GAAP adjustments:
Restructuring related and other (1)	239,378	7.9%	(2,235)	237,143	1.57
Financing and other transaction costs (2)	138,726	4.6%	(1,373)	159,752	1.06
Step-up depreciation and amortization	118,718	3.9%	—	118,718	0.79
Deferred loss/(gain) on derivative instruments	1,262	0.0%	1,577	(4,438)	(0.03)
Amortization of debt issuance costs	—	—%	—	4,509	0.03
Deferred taxes and other tax related (3)	—	—%	(233,775)	(233,775)	(1.55)
Total adjustments	498,084	16.5%	(235,806)	281,909	1.87
Adjusted (non-GAAP)	$573,596	19.0%	$66,084	$404,599	$2.68
(1)    Includes a $150.1 million non-cash goodwill impairment charge related to Dynapower recorded in the third quarter of 2024, $48.4 million of charges associated with certain actions to restructure our IT operations and product lifecycle management including product line discontinuations, and $16.0 million of charges related to our entry into an asset purchase agreement to sell the Spear aerospace and defense business in the third quarter of 2024. Refer to the Quarterly Report on Form 10-Q for additional information on these charges.
(2)    Includes a $110.1 million loss on sale of Insights in the third quarter of 2024 and a $14.8 million mark-to-market loss on an equity investment held under the measurement alternative due to an observable marketplace transaction in the first quarter of 2024. This loss is presented in other, net on the condensed consolidated statement of operations
(3)    Includes $257.7 million of deferred tax benefit due to the release of a valuation allowance in connection with a tax strategy in the third quarter of 2024.

($ in thousands, except per share amounts)	For the nine months ended September 30, 2023
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$383,115	12.5%	$61,467	$198,329	$1.30
Non-GAAP adjustments:
Restructuring related and other (1)	65,568	2.1%	(2,667)	62,901	0.41
Financing and other transaction costs	14,175	0.5%	2,776	17,568	0.11
Step-up depreciation and amortization (2)	131,281	4.3%	—	131,281	0.86
Deferred (gain)/loss on derivative instruments	(3,860)	(0.1%)	(198)	788	0.01
Amortization of debt issuance costs	—	—%	—	5,107	0.03
Deferred taxes and other tax related	—	—%	12,102	12,102	0.08
Total adjustments	207,164	6.8%	12,013	229,747	1.50
Adjusted (non-GAAP)	$590,279	19.3%	$49,454	$428,076	$2.80
(1)    Includes $28.9 million of charges related to the Q3 2023 Plan incurred in the third quarter of 2023, $21.4 million of which was recorded in restructuring and other charges, net, with the remainder primarily in cost of revenue. Also includes $25.7 million of charges related to the exit of the Spear Marine Business in the second quarter of 2023, $15.2 million of which was recorded in restructuring and other charges, net, with the remainder primarily in cost of revenue. Refer to our Quarterly Report on Form 10-Q for additional information on the Q3 2023 Plan and the exit of the Spear Marine Business.
(2)    Includes $13.5 million of accelerated amortization related to the exit of the Spear Marine Business in the second quarter of 2023.

Non-GAAP adjustments by location in statements of operations

(in thousands)	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Cost of revenue (1)	$30,770	$7,208	$46,744	$15,572
Selling, general and administrative	22,584	3,727	38,375	7,749
Amortization of intangible assets (2)	43,533	38,434	117,968	130,581
Goodwill impairment charge (3)	150,100	—	150,100	—
Restructuring and other charges, net (4)	140,624	26,004	144,897	53,262
Operating income adjustments	387,611	75,373	498,084	207,164
Interest expense, net	1,316	1,688	4,509	5,107
Other, net (5)	6,892	852	15,122	5,463
Provision for income taxes (6)	(240,695)	(2,446)	(235,806)	12,013
Net income adjustments	$155,124	$75,467	$281,909	$229,747
(1)    The three and nine months ended September 30, 2024 include charges of $27.3 million and $40.5 million, respectively, of charges associated with certain actions to restructure our IT operations and product lifecycle management including product line discontinuations. The three and nine months ended September 30, 2023 include a charge of $7.0 million to write down inventory in the third quarter of 2023 as a result of business reorganization decisions made as part of the Q3 2023 Plan. The nine months ended September 30, 2023 includes a charge of $10.5 million to write down inventory related to the exit of the Spear Marine Business in the second quarter of 2023.
(2)    The three and nine months ended September 30, 2024 include accelerated amortization of $9.6 million related to the entry into an asset purchase agreement to sell the Spear aerospace and defense business in the third quarter of 2024. The nine months ended September 30, 2023 includes accelerated amortization of $13.5 million related to intangible assets assigned to the Spear Marine Business, which was exited in the second quarter of 2023.
(3)    The three and nine months ended September 30, 2024 include a $150.1 million non-cash goodwill impairment charge related to Dynapower recorded in the third quarter of 2024.
(4)    The three and nine months ended September 30, 2024 include a $110.1 million loss on sale of Insights in the third quarter of 2024 and $14.5 million of charges related to our entry into an asset purchase agreement to sell the Spear aerospace and defense business in the third quarter of 2024. The three and nine months ended September 30, 2023 include $21.4 million of charges related to the Q3 2023 Plan incurred in the third quarter of 2023. The nine months ended September 30, 2023 includes certain charges related to the exit of the Spear Marine Business in the second quarter of 2023 and recorded in restructuring and other charges, net, including $1.2 million of severance costs, $1.7 million related to the write-down of property, plant, and equipment, and $12.3 million of other charges, including contract termination costs. The three and nine months ended September 30, 2023 include $3.8 million and $14.4 million, respectively, of expense related to compensation arrangements entered into concurrent with the closing of certain acquisitions.
(5)    The nine months ended September 30, 2024 includes a $14.8 million mark-to-market loss on an equity investment held under the measurement alternative due to an observable marketplace transactions.
(6)    Includes $257.7 million of deferred tax benefit due to the release of a valuation allowance in connection with a tax strategy in the third quarter of 2024.

Free cash flow

	For the three months ended September 30,			For the nine months ended September 30,
($ in thousands)	2024	2023	% △	2024	2023	% △
Net cash provided by operating activities	$130,891	$138,935	(5.8%)	$380,834	$351,577	8.3%
Additions to property, plant and equipment and capitalized software	(39,571)	(51,780)	23.6%	(126,759)	(136,224)	6.9%
Free cash flow	$91,320	$87,155	4.8%	$254,075	$215,353	18.0%
Adjusted corporate and other expenses

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands)	2024	2023	2024	2023
Corporate and other expenses (GAAP)	$(268,809)	$(75,117)	$(442,665)	$(219,022)
Restructuring related and other	182,528	9,234	209,363	20,915
Financing and other transaction costs	18,941	1,973	23,844	5,566
Step-up depreciation and amortization	246	391	750	700
Deferred loss/(gain) on derivative instruments	1,739	(663)	1,262	(3,860)
Total adjustments	203,454	10,935	235,219	23,321
Adjusted corporate and other expenses (non-GAAP)	$(65,355)	$(64,182)	$(207,446)	$(195,701)
Adjusted EBITDA

		For the three months ended September 30,		For the nine months ended September 30,
(in thousands)	LTM	2024	2023	2024	2023
Net (loss)/income	$(79,548)	$(25,034)	$62,801	$122,690	$198,329
Interest expense, net	138,559	33,085	36,908	102,803	115,104
(Benefit from)/provision for income taxes	(209,438)	(219,572)	17,868	(169,722)	61,467
Depreciation expense	136,940	33,696	33,317	100,712	96,877
Amortization of intangible assets	160,885	44,732	39,970	122,332	135,307
EBITDA	147,398	(133,093)	190,864	278,815	607,084
Non-GAAP Adjustments
Restructuring related and other	585,304	210,180	31,549	239,378	65,568
Financing and other transaction costs	167,825	140,006	6,038	161,125	14,792
Deferred (gain)/loss on derivative instruments	(9,007)	538	(187)	(6,015)	986
Adjusted EBITDA	$891,520	$217,631	$228,264	$673,303	$688,430

Gross and net debt and leverage

	As of
($ in thousands)	September 30, 2024	December 31, 2023
Current portion of long-term debt and finance lease obligations	$2,076	$2,276
Finance lease obligations, less current portion	21,702	22,949
Long-term debt, net	3,174,354	3,373,988
Total debt and finance lease obligations	3,198,132	3,399,213
Less: discount, net of premium	797	(1,568)
Less: deferred financing costs	(26,443)	(24,444)
Total gross indebtedness	3,223,778	3,425,225

Adjusted EBITDA (LTM)	$891,520	$906,647
Gross leverage ratio	3.6	3.8

Total gross indebtedness	3,223,778	3,425,225
Less: cash and cash equivalents	506,215	508,104
Net debt	$2,717,563	$2,917,121

Adjusted EBITDA (LTM)	$891,520	$906,647
Net leverage ratio	3.0	3.2

Guidance

	For the three months ending December 31, 2024
($ in millions, except per share amounts)	Operating Income		Net Income		EPS
	Low	High	Low	High	Low	High
GAAP	$121.8	$122.3	$56.3	$56.2	$0.36	$0.38
Restructuring related and other	18.9	24.9	18.9	24.9	0.13	0.16
Financing and other transaction costs	1.0	2.0	1.0	2.0	0.01	0.01
Step-up depreciation and amortization	25.5	26.0	25.5	26.0	0.17	0.17
Deferred (gain)/loss on derivative instruments(1)	—	—	—	—	—	—
Amortization of debt issuance costs	—	—	1.3	1.4	0.01	0.01
Deferred taxes and other tax related	—	—	4.0	4.5	0.03	0.03
Non-GAAP	$167.2	$175.2	$107.0	$115.0	$0.71	$0.76
Weighted-average diluted shares outstanding (in millions)					151.0	151.0
(1)    We are unable to predict movements in commodity prices and, therefore, the impact of mark-to-market adjustments on our commodity forward contracts to our projected operating results. In prior periods such adjustments have been significant to our reported GAAP earnings.

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